As filed with the Securities and Exchange Commission on April 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OOMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1713274
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

525 Almanor Avenue, Suite 200

Sunnyvale, CA 94085

(Address of Principal Executive Offices) (Zip Code)

2015 Equity Incentive Plan

2015 Employee Stock Purchase Plan

(Full title of the plan)

Eric B. Stang

Chief Executive Officer

525 Almanor Avenue, Suite 200

Sunnyvale, CA 94085

(650) 566-6600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Jenny C. Yeh, Esq.	William L. Hughes, Esq.
Vice President & General Counsel	Niki Fang, Esq.
525 Almanor Avenue, Suite 200	Orrick, Herrington & Sutcliffe LLP
Sunnyvale, CA 94085	405 Howard Street
(650) 566-6600	San Francisco, CA 94105
(415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 478,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2015 Employee Stock Purchase Plan and (ii) 1,196,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2015 Equity Incentive Plan, which are the same class as those securities previously registered on an effective Form S-8 filed with the Securities and Exchange Commission on April 7, 2021 (File No. 333-255093) (the “2021 Registration Statement), April 14, 2020 (File No. 333-237662) (the “2020 Registration Statement”), April 3, 2019 (File No. 333-230693) (the “2019 Registration Statement”), April 2, 2018 (File No. 333-224086) (the “2018 Registration Statement”), April 11, 2017 (File No. 333-217254) (the “2017 Registration Statement”), April 13, 2016 (File No. 333-210717) (the “2016 Registration Statement”) and July 17, 2015 (File No. 333-205719) (the “2015 Registration Statement”), and the contents of the 2015 Registration Statement, 2016 Registration Statement, 2017 Registration Statement, 2018 Registration Statement, 2019 Registration Statement, 2020 Registration Statement, and 2021 Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP					X

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)					X

23.2	Consent of KPMG LLP, independent registered public accounting firm					X

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	2015 Equity Incentive Plan, and forms of agreement thereunder	S-1/A	333-204975	10.2	7/6/2015

99.2	2015 Employee Stock Purchase Plan, and form of subscription agreement	S-1/A	333-204975	10.3	7/6/2015

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 8th day of April, 2022.

OOMA, INC.

By:	/s/ Eric B. Stang
Eric B. Stang
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Eric B. Stang, Shig Hamamatsu and Jenny C. Yeh, each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, in any and all capacities, to sign the Registration Statement on Form S-8 of Ooma, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric B. Stang Eric B. Stang	President and Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 8, 2022

/s/ Shig Hamamatsu Shig Hamamatsu	Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)	April 8, 2022
/s/ Jenny Yeh Jenny Yeh	Vice President, General Counsel and Director	April 8, 2022
/s/ Susan Butenhoff Susan Butenhoff	Director	April 8, 2022

/s/ Andrew Galligan Andrew Galligan	Director	April 8, 2022

/s/ Peter J. Goettner Peter J. Goettner	Director	April 8, 2022

/s/ Judi A. Hand Judi A. Hand	Director	April 8, 2022

/s/ Russell Mann Russell Mann	Director	April 8, 2022

/s/ William D. Pearce William D. Pearce	Director	April 8, 2022